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HARRIS CORPORATION
FARINON DIVISION

PURCHASE AGREEMENT



This Agreement is entered into this 26th day of April, 1996, by and between Advanced Radio Telecom Corporation, a Delaware corporation with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, WA 98006 ("ART" or "Customer"), and Harris Corporation, Farinon Division, a Delaware corporation, with offices located at 330 Twin Dolphin Drive, Redwood Shores, CA 94065 ("Harris").

Whereas, Customer desires to purchase microwave transmission equipment, software and services ("Products") , and

Whereas, Harris is willing to sell such Products to Customer upon the terms and conditions as set forth herein and the various annexes attached hereto and incorporated into this document.

Now, Therefore, in consideration of the mutual covenants set forth below, ART and Harris, intending to be legally bound, hereby agree as follows:

1.  EFFECTIVE DATE; RELATED PCS MARKETING AGREEMENT; FINANCING COMMITMENT.

The Effective Date of this Agreement shall be the date of execution by the parties, provided, however, that the rights and obligations of the parties hereunder shall not become effective unless and until the parties have executed a definitive marketing agreement ("PCS Marketing Agreement") for 38 GHz services as contemplated by Version 5 of a Letter of Intent executed by ART and Harris and dated February 22, 1996.

2.  SCOPE

Harris will furnish Products for Customer in accordance with the individual Purchase Orders issued by Customer from time to time during the Term of this Agreement based upon the prices provided in Annex A hereto. The Products will be provided in conformity with the terms, conditions, specifications and other requirements of this Agreement and each Purchase Order will be governed by the terms and conditions stated herein.

3.  PRICES/TAXES

All prices are exclusive of shipping and insurance charges which shall be billed separately. All prices are exclusive of all sales, use, excise, and other taxes, duties or charges. Unless evidence of tax exempt status is provided by Customer, Customer shall pay, or upon receipt of invoice from Harris, shall reimburse Harris for all such taxes or charges levied or imposed on Customer, or required to be collected by Harris, resulting from this transaction or any part thereof.

All prices are FOB Harris' Factory. Unless instructed otherwise, Harris will arrange for insurance and standard commercial shipping, the costs of which will be invoiced to the Customer.


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Responsibilities regarding the export of items delivered under this Agreement are detailed in Articles 8. Prior to delivery, Harris reserves the right to make substitutions, modifications and improvements to the equipment and/or software ordered, provided that such substitutions, modifications or improvements shall not materially affect performance in the application originally agreed to with Customer.

4.   PURCHASE FORECAST GOALS.

ART shall provide Harris with MicroStar and MicroStar Plus purchase forecasts, which shall serve as a baseline to establish pricing levels outlined in Annex
A. ART's initial forecast is attached hereto as ANNEX B. Unless otherwise agreed by the parties, future forecasts shall be provided by ART on a quarterly basis.

5.   PAYMENT/FINANCING

Payment terms shall be determined on a per order basis and are subject to credit review by Harris.

Late payments shall result in the assessment of a late charge equal to one and one-half (1 1/2%) percent per month on any outstanding balance, or the maximum amount of interest chargeable by law, whichever is less.

Customer shall remain liable for all payments regardless of the method of payment or financing of this Agreement, unless otherwise agreed to in writing by Harris.

Customer's payment obligations are particular hereto, and Customer has no right of set-off against other Purchase Orders or other transactions between the parties.

6.  WARRANTIES AND LICENSE

    A)   EQUIPMENT WARRANTY

Refer to Annex C for terms and conditions related to customer service and equipment warranty.

Harris warrants that each product of its own manufacture shall, at the time of delivery and for a period of twenty-four (24) months thereafter, be free from defects in materials and workmanship and to conform to Harris' published specifications. Such warranty shall not include any consumable components to which a specific manufacturer's guarantee applies. If any Harris product shall prove to be defective in materials or workmanship under normal intended usage, operation and maintenance during the applicable warranty period as determined by Harris after examination of the product claimed to be defective, then Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such defective product, in accordance with procedures specified below, at its own expense, exclusive, however, of the cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product. Replacement products may be new, refurbished or remanufactured. Returned replaced products shall become the property of Harris. Replacement products shall be warranted for the balance of the unexpired portion of the returned products warranty.

In composite equipment assemblies and systems, which include equipment of such other than Harris manufacture, Harris' responsibility under this warranty provision for the non-Harris manufactured portion of the equipment shall be limited to the other equipment manufacturer's standard warranty. Provided, however, that if the other manufacturer's standard warranty period

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is of a shorter duration than the warranty period applicable to Harris'
manufactured equipment, then Harris shall extend additional coverage to such other equipment manufacturer's warranty equal to the differential in time between the expiration of the other manufacturer's warranty and the duration of Harris' manufactured equipment warranty applicable to such order. Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such other manufacturer's defective part(s) within sixty (60) days after receipt of such parts by Harris in accordance with the below specified procedures, at Harris' own expense, exclusive, however, of cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product.

A written authorization to return products to Harris under this warranty must be obtained from a Harris representative prior to making shipment to Harris' plant, and all returns shall be shipped freight prepaid. Collect shipments will not be accepted, but Harris will prepay return freight charges on repaired and replaced products found to be actually defective.

The warranty provided herein does not cover damage, defects, malfunctions or service failures caused by:

 (1) Customer's failure to follow Harris' environmental, installation, operation or maintenance specifications or instructions;

 (2) Modifications, alterations or repairs made other than by Harris;

 (3) Customer's mishandling, abuse, misuse, negligence, or improper storage, servicing or operation of the Equipment (including without limitation use with incompatible equipment); or

(4) Power failures, surges, fire, flood, accident, actions of third parties or other like events outside Harris' control. Repairs necessitated during the warranty period by any of the foregoing causes may be made by Harris, and the Customer shall pay Harris' standard charges for time and materials, together with all shipping and handling charges arising from such repairs.


     B)       SOFTWARE WARRANTY AND LICENSE

     (1) LICENSE. Harris grants to Customer a non-exclusive, non-transferable license to use the software and related documentation ("Software") provided hereunder. The Software may include software and documentation that are owned by third parties and distributed by Harris under license from the owner. If Customer is a reseller of the software purchased under this agreement, this license is assignable only to Customer's customer, subject to Harris' written authorization and only if the end customer is bound in writing to the Terms and Conditions of this license. Customer shall retain a copy of such end Customer Agreement for Harris' inspection.

   (2) COPIES. Customer shall not make any copies of the Software, except for a single archival copy solely for internal purposes.

   (3) CONFIDENTIALITY. Customer shall maintain the confidentiality of the Software and shall not sub-license, sell, rent, disclose, make available, or otherwise communicate the Software to any other person, or use the Software except as expressly authorized in writing by Harris.

   (4) TITLE. The Software and all copies thereof will at all times remain the sole and exclusive property of Harris or its licensor, as applicable, and Customer shall obtain no title to the Software.

   (5) COPYRIGHT. Customer shall reproduce all copyright notices and any other

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proprietary legends on any copy of the Software made by Customer.

   (6) ALTERATION. Customer shall not modify, disassemble, or decompile the Software.

   (7) MEDIA. If Customer sells or otherwise disposes of Customer owned media on which the software is fixed, such media must be erased before any sale or disposal.

   (8) WARRANTY. Harris does not warrant that the operation of the Software will be error free. Harris will use reasonable efforts to correct any defects reported to Harris in writing within twenty-four (24) months of the date of shipment, exclusive of defects caused by physical defects in Software disks due to mishandling, operator error or interfacing other systems not approved by Harris.

    c)   LIMITATIONS

LIABILITY OF HARRIS FOR BREACH OF ANY AND ALL WARRANTIES HEREUNDER IS EXPRESSLY LIMITED TO THE REPAIR, REPLACEMENT OR REFUND OF THE PURCHASE PRICE OF DEFECTIVE PRODUCTS AS SET FORTH IN THIS SECTION, AND IN NO EVENT SHALL HARRIS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY BREACH OF WARRANTY OR DEFECT IN MATERIALS OR WORKMANSHIP. HARRIS SHALL NOT BE RESPONSIBLE FOR REPAIR, REPLACEMENT REFUND OF PURCHASE PRICE OF PRODUCTS WHICH HAVE BEEN SUBJECTED TO NEGLECT, ACCIDENT OR IMPROPER USE, OR WHICH HAVE BEEN ALTERED BY OTHER THAN AUTHORIZED HARRIS PERSONNEL. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED, OR STATUTORY. IN PARTICULAR, THE IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE AND MERCHANTABILITY ARE HEREBY DISCLAIMED AND SHALL NOT BE APPLICABLE EITHER FROM HARRIS OR ANY OTHER EQUIPMENT OR SOFTWARE MANUFACTURER. HARRIS' WARRANTY OBLIGATIONS AND CUSTOMER'S REMEDIES THEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN. IN NO CASE SHALL HARRIS BE LIABLE FOR INDIRECT KINDS OF DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, AND CONSEQUENTIAL DAMAGES, OR LOSS OF CAPITAL, REVENUE, OR PROFITS. IN NO EVENT SHALL HARRIS' LIABILITY TO CUSTOMER, OR ANY PARTY CLAIMING THROUGH CUSTOMER, BE IN EXCESS OF THE ACTUAL SALES PRICE PAID BY CUSTOMER FOR ANY ITEMS SUPPLIED HEREUNDER.

7.   TITLE AND RISK OF LOSS

Risk of loss for all Equipment sold under this Agreement shall pass to Customer at time of delivery as defined herein. Customer grants to Harris a security interest in the Equipment covered by this Agreement in the amount of the unpaid balance of the purchase price until payment in full of the purchase price at which time title in the Equipment will pass in accordance with the terms and
conditions set forth herein.   A financing statement may be filed with the
appropriate public authorities and Customer agrees to sign any such financing statements or other documents tendered to it by Harris from time to time to protect Harris' security interest.

8.   EXPORT AND RE-EXPORT RESTRICTIONS

Performance and delivery of the equipment, documents, services and Software sold or delivered hereunder are subject to export control laws and regulations of the United States and/or Canada, as applicable, and conditioned upon receipt of required U.S. and/or Canadian Government licenses and approvals by Harris. Customers shall not export products or technical data delivered hereunder from the United States or Canada without complying with regulations of the Bureau of Export Administration of the United States Department of Commerce and/or the Export Controls Division of the Canadian Department of Foreign Affairs and International Trade, as applicable. Customers shall not re-export the products and technical data delivered hereunder from the country of delivery or to any facility engaged in the design, development, stockpiling,

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manufacturing or use of missile, chemical or biological weapons without fully complying with the regulations of the above United States and/or Canadian government agencies.

9.  EXCUSABLE DELAY

Harris shall be excused from performance under the Purchase Order and not be liable to Customer for delay in performance attributable in whole or in part to any cause beyond its reasonable control, including but not limited to, actions or inactions of government whether in its sovereign or contractual capacity, judicial action, war, civil disturbance, insurrection, sabotage, act of a public enemy, labor difficulties or disputes, failure or delay in delivery by Harris' suppliers or subcontractors, transportation difficulties, shortage of energy, materials, labor or equipment, accident, fire, flood, storm or other act of God, or Customer's fault or negligence.

In the event of an excusable delay, Harris shall make reasonable efforts to notify Customer of the nature and extent of such a delay and Harris (i) will be entitled to a schedule extension on at least a day-for-day basis, (ii) in the event of Customer's fault or negligence, will be also entitled to an equitable adjustment in the price of this contract. Notwithstanding any other term contained herein, in the event an excusable delay occurs and continues for a period of ninety (90) days or longer, ART shall have the right to immediately terminate this Agreement or any Purchase Order given pursuant to the Agreement without further liability to Harris.

10.  TERM AND TERMINATION

This Agreement shall continue in effect for one (1) year from the date hereof at which time it will terminate, unless terminated earlier pursuant to this Article
12.  Renewal is subject to mutual written agreement signed by both parties.

Cancellation of any Purchase Order hereunder will be accepted only upon the specific written approval of Harris and is subject to standard Harris cancellation charges of 25 % if cancellations is received 30 days after receipt of order from ART, provided however, that ART may cancel any Purchase Order without the approval of Harris and without incurring cancellation charges if the delivery of Products under such Purchase Order is delayed, or expected to be delayed, by ninety (90) days or more from the original delivery date.

In the event that Customer shall become liquidated, dissolved, bankrupt or insolvent, or shall take any action to be so declared, or shall suffer any such action brought by another, Harris shall have the right to terminate this Agreement and all Purchase Orders immediately and may stop shipment of any Products in transit.

Either party may terminate this Agreement immediately upon notice in writing to the other party:

     a) if the other party shall breach any provision of this Agreement in any material respect and such breach remains unremedied thirty (30) days after notice thereof from the non-breaching party;

     b) in the event that the other party breaches any material term, condition or covenant of the PCS Marketing Agreement referenced in Section 1 above and the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party; or

     c) in the event that the other party has caused the PCS Marketing Agreement referenced in Section 1 above to be terminated.

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         The right of termination provided herein is absolute and neither party shall be liable to the other for damages or otherwise by reason of such termination.

11.  INFRINGEMENT INDEMNIFICATION

Customer agrees to promptly notify Harris in writing of any notice, suit, or any action against Customer based upon a claim that the Product infringes a U.S. patent, copyright, trademark, or trade secret of a third party. Harris will defend at its expense any such action, except as excluded below, and shall have full control of such defense including all appeals and negotiations, and will pay all settlement costs, or damages awarded against Customer, but Harris shall not be liable to Customer for special, incidental, indirect or consequential damages. In the event of such notice, suit or action, Harris will at its expense procure for the Customer the right to continue using the product, or modify the Product to render such non-infringing, or accept return and replace such with substantially equivalent non-infringing equipment, or accept return of the Product and refund or credit to Customer the amount of the original purchase price, less a reasonable charge for depreciation and damage.

The preceding agreements by Harris in this section shall not apply to any Product or portion thereof manufactured to specifications furnished by or on behalf of Customer, or to any infringement arising out of the use of the Product in combination with other equipment or software not furnished by Harris, or to use in a manner not normally intended, or to any patent, copyright, trademark or trade secret in which Customer, or subsidiary or affiliate thereof, has a direct or indirect interest, or if customer has not provided Harris with prompt notice, authority, information and assistance necessary to defend the action. The foregoing states the entire liability of Harris for patent, copyright, trademark and trade secret infringements by the Product or portion thereof.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

12.       TECHNICAL DATA AND INVENTION

Unless specifically agreed to by Harris and identified and priced in this contract as a separate item or items to be delivered by Harris (and in that event, except to the extent so identified and priced), the sale of goods hereunder confers on Customer no right in, license under, access to, or entitlement of any kind to any of Harris' technical data including but not limited to design, process technology, software and drawings, or to Harris' inventions (whether or not patentable) irrespective of whether any such technical data or invention or any portion thereof arose out of work performed under or in the course of this contract, and irrespective of whether Customer has paid or is obligated to pay Harris for any part of the design and/or development of the goods.

Harris shall not be obliged to safeguard or hold confidential any data whether technical or otherwise, furnished by Customer for Harris' performance of this contract unless (and only to the extent that) Customer and Harris have entered into a separate written confidential agreement.

Customer shall not violate Harris' copyright of documents or software or disclose Harris' confidential or proprietary data to others without Harris written permission.

13.  ASSIGNMENT

Neither party may assign this agreement in whole or in part without the prior written consent signed by an officer of the other party. Such consent shall not be unreasonably withheld.

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14.  GOVERNING LAW, VENUE, AND JURISDICTION

This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties agree that any action to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between Harris and Customer will be brought in a local or Federal court of competent jurisdiction in the State of California.

15.  ENFORCEABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired.

16.  NOTICES

All notices shall be in writing and shall be delivered or sent by registered, certified or express mail, return receipt requested, to the addresses indicated in this Agreement or to such other addresses as the parties shall specify by giving notice pursuant hereto. A copy of all notices shall be sent to Harris Corporation, Farinon Division, 330 Twin Dolphin Drive, Redwood Shores, CA 94065,
Attention: Manager of Contracts, and to W. Theodore Pierson, Jr. Executive Vice President and General Counsel, 1667 K Street, NW, Suite 801 Washington, DC 20006.

17.  INDEMNIFICATION

     a)   INDEMNIFICATION OF ART BY HARRIS

Harris shall indemnify ART against, and hold ART harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with arising out of or relating to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of Harris or Harris's employees, agents or invitees. In no event shall ART's employees, agents or invitees be deemed to be employees, agents or invitees of Harris.

     b)   INDEMNIFICATION OF HARRIS BY ART

ART shall indemnify Harris against, and hold Harris harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) to the extent they arise out of or are in connection with or relate to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of ART or ART's employees, agents or invitees. In no event shall Harris's employees, agents or invitees be deemed to be employees, agents or invitees of ART.

     c)   DUTY TO NOTIFY AND ASSIST

If any claim arises to which the provisions of this Section may be applicable, the party against whom such claim is made shall notify the other party immediately upon learning of the claim. If it appears that the other party may be obligated to provide indemnification as a result of such claim, the other party, in its discretion, may settle or compromise the claim

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or retain counsel of its own choosing and control and prosecute the defense against such claim. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated to indemnify under this Section and the parties hereto agree that they will not unreasonably withhold consent to such consent to payment, settlement or compromise. The party against whom the claim is asserted shall provide the other party such assistance as may be reasonable in the defense and disposition of such claim.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

18.  LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS CONTRACT, UNDER NO CIRCUMSTANCES SHALL HARRIS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY CLAIMING UNDER CUSTOMER FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, AS A RESULT OF A BREACH OF ANY PROVISION OF THIS CONTRACT.

19.  ENTIRE AGREEMENT

This Agreement supersedes all previous communications, transactions, and understandings, whether oral, or written, and constitutes the sole and entire agreement between the parties pertaining to the subject matter hereof. No modification or deletion of, or addition to these terms shall be binding on either party unless made in writing and signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first stated above.


ADVANCED RADIO TELECOM CORPORATION

BY: /s/ Charles H. Menatti
   ______________________________

NAME:  /s/ Charles Menatti
       ___________________________

TITLE: V.P. Bus. Development
       ___________________________


HARRIS CORPORATION
FARINON DIVISION

BY:  /s/ J. Michael Slattery
    ______________________________

NAME: /s/ J. Michael Slattery
     ___________________________

TITLE: Division Controller
      ___________________________



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        [Annexes A, B and C omitted due to confidential treatement]